KNIGHT TRANSPORTATION
ANNOUNCES EXPECTATIONS REGARDING
THIRD QUARTER FINANCIAL RESULTS

PHOENIX, ARIZONA- September 18, 2007-Knight Transportation, Inc. (NYSE: KNX) announced today that it anticipates earnings for the quarter ending September 30, 2007, to be in the range of $0.18 to $0.21 per diluted share.

Chairman and CEO Kevin Knight had the following comments:  “An industry-wide decrease in freight tonnage and excess truckload capacity have contributed to an operating environment characterized by declining tractor utilization and rate pressure from shippers.  In this environment, our present focus is to reduce our operating cost per mile, selectively enhance our revenue per mile, and build volume in our markets, particularly in regions with newer service centers.  As capacity and freight demand come back into balance, we believe that our company will be well positioned to continue our business model focused on leading growth and profitability.”

This press release contains certain statements that may be considered "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance.   In this press release, the statement relating to expectations concerning the range of estimated earnings per diluted share is a forward-looking statement.  The estimated range has not been subjected to all of the review procedures associated with the release of actual financial results and is premised on assumptions concerning the financial close and certain accrual amounts and management judgments associated with the end of each quarter.   Readers should review and consider these factors along with our various disclosures in filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:  David Jackson, CFO, at (602) 269-2000